UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 5, 2005

CATALYST SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1250 Borregas Avenue, Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 542-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 18, 2005, Catalyst Semiconductor, Inc. (“Catalyst”) made an offer of employment to Scott Brown to serve as Vice President of Marketing Analog/Mixed Signal Products, which became effective September 5, 2005 when Mr. Brown commenced employment with Catalyst.

The following is a summary of the material terms of the offer letter:

•                  Salary is approximately $168,000 per year, paid biweekly.

•                  Mr. Brown received a stock option for 200,000 shares of Catalyst stock granted by the Catalyst board of directors with a per share exercise price of $4.67 per share of which 25% vests and is exercisable one year after the date of grant and 1/48th of the shares vest each month thereafter.

•                  Participation in the Catalyst Executive Incentive Plan, which could result in bonus payments totaling up to 100% of base salary paid each fiscal year.  The amount of payment shall be determined by and paid at the discretion of the compensation committee of the board of directors.

•                  Employment is “at-will” for the first six months of employment, after which the customary officer severance agreement will be offered.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
10.97	Offer Letter with Scott Brown dated August 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2005

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

By:	/s/ Thomas E. Gay III
Thomas E. Gay III
Vice President, Finance and Administration and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
10.97	Offer Letter with Scott Brown dated August 18, 2005